EXHIBIT 23.1
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                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation of our report dated August 15, 2000, except as to Note 10, as to which the date is September 26, 2000, on the financial statements of Heartsoft, Inc. (the "Company") at June 30, 2000 and March 31, 2000 and 1999, included in this Annual Report on Form 10-KSB for the transition period ended June 30, 2000, into the Company's previously filed Registration Statement on Form S-8 (File No. 33-23138D).

TULLIUS TAYLOR SARTAIN & SARTAIN LLP

Tulsa, Oklahoma
September 27, 2000